                                 EXHIBIT 10.34
            VARIABLE STOCK AGREEMENT DATED JANUARY 14, 1999 BY AND BETWEEN TURBOCHE TECHNOLOGIES, INC. AND AIG FINANCIAL
                                SERVICES CORP.

                                                                   EXHIBIT 10.34

                            VARIABLE STOCK AGREEMENT



                   THIS AGREEMENT is made as of this 14th day of January, 1999 between TURBOCHEF TECHNOLOGIES, INC., a Delaware corporation ("Seller"), and BANQUE AIG, LONDON BRANCH ("Purchaser").

                   WHEREAS, Seller owns shares of Common Stock, $1.25 par value per share ("Common Stock"), of Maytag Corporation, a Delaware corporation (the "Company"); and

                   WHEREAS, Seller intends to sell, and Purchaser intends to purchase, shares of Common Stock at the time and on the terms set forth herein;

                   NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                   DEFINITIONS

                   As used herein, the following words and phrases shall have the following meanings:

                   "Alternate Settlement Date" has the meaning provided in
Article VI.

                   "Closing Price" of the Common Stock on any date of determination means the daily closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on the NYSE on such date of determination as reported by the NYSE or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

                   "Contract Shares" means shares of Common Stock; provided, however, that Purchaser may at any time appropriately revise the definition of "Contract Shares" to reflect any adjustment it makes in the payment or settlement terms of this Agreement in connection with Potential Adjustment Events or Reorganization Events as provided in Article V.

                   "Contract Shares Number" means the maximum number of Contract Shares which Seller has agreed to sell, and Purchaser has agreed to purchase, pursuant to this Agreement. The Contract Shares Number on the date hereof is 72,000. The Contract Shares Number shall be subject to adjustment as provided in
Section 1.2(b) or in connection with Potential Adjustment Events and Reorganization Events as provided in Article V.

                   "Covered Contract Shares" means the Contract Shares that Seller is obligated to sell, and Purchaser is obligated to purchase, under this Agreement as determined pursuant to Section 1.3(b).

                   "Currency Business Day" means any day on which commercial banks are open for business in New York City.

                   "Daily Average Price" means, in relation to any Hedging Date, the weighted average price per share of Common Stock at which Purchaser or an affiliate thereof effected hedging transactions in respect of the Common Stock on such Hedging Date. In respect of each such hedging transaction, the per share price will be (i) in the case of long or short sales of shares of Common Stock, the net price per share at which such sales are effected, and (ii) in the case of any other hedging transaction, the net price per share implied by such hedging transaction as determined by Purchaser.

                   "Event of Default" has the meaning provided in Article VI.

                   "Exchange Business Day" means any day that is a trading day on the NYSE other than a day on which trading on the NYSE is scheduled to close prior to its regular weekday closing time.

                   "Final Value" means the product, calculated as of the Settlement Date or Alternate Settlement Date (as applicable), of the Reference Price and the Contract Shares Number.

                   "Guarantee" means the Guarantee provided by the Guarantor in the form of Annex A hereto.

                   "Guarantor" means American International Group, Inc., a Delaware corporation.

                   "Hedging Date" means any day on which Purchaser or an affiliate thereof effects hedging transactions in respect of the Common Stock pursuant to Section 1.2(a) hereof.

                   "Initial Price" means the weighted average of the Daily Average Prices calculated by Purchaser for each Hedging Date. Such weighted average shall be calculated with reference to the number of shares of Common Stock hedged on each Hedging Date as determined by Purchaser. The Initial Price shall be subject to adjustment in connection with Potential Adjustment Events and Reorganization Events as provided in Article V.

                   "Initial Value" means the product, calculated as of the close of business on the final Hedging Date, of the Initial Price and the Contract Shares Number on the final Hedging Date.

                   "Lower Percentage" means 90.0%.

                   "Market Quotation" means an amount determined on the basis of quotations from Reference Dealers. Each quotation will be for an amount, if any, that would be paid to the quoting Reference Dealer in consideration of an agreement between Purchaser and the quoting Reference Dealer to enter into a transaction that would have the effect of preserving for Purchaser the delivery and payment rights and obligations (whether the underlying right or obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) of Purchaser under this Agreement that would, but for the occurrence of the relevant Alternate Settlement Date, have been performed after that date (including the right to receive the Covered Contract Shares on the Settlement Date). Purchaser (or its agent) will request each Reference Dealer to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the Alternate Settlement Date. The day and time as of which those quotations are to be obtained will be selected in good faith by Purchaser. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that Market Quotation cannot be determined.

                   "NYSE" means the New York Stock Exchange, Inc.

                   "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, between Seller and Purchaser in the form of Annex B hereto.

                   "Pledged Contract Shares" means the Contract Shares pledged by Seller to Purchaser pursuant to the Pledge Agreement.

                   "Potential Adjustment Event" means any of the following: (i) a subdivision, consolidation or reclassification of the Common Stock (unless a Reorganization Event), or a free distribution or dividend of any shares of Common Stock to existing holders by way of bonus, capitalization or similar issue; (ii) a distribution or dividend to existing holders of the Common Stock of (A) shares of Common Stock or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Company equally or proportionately with such payments to holders of the Common Stock, or (C) any other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined in good faith by the Purchaser; (iii) an extraordinary dividend;
(iv) a call by the Company in respect of shares of Common Stock that are not fully paid; (v) a repurchase by the Company of shares of Common Stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; or (vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the Common Stock.

                   "Prepayment Amount" means the product of (A) 0.651408705, (B) the Initial Price, and (C) the Contract Shares Number.

                   "Prepayment Date" has the meaning provided in Section 1.3(a).

                   "Purchaser's Loss" means an amount that Purchaser reasonably determines in good faith to be its total losses and costs in connection with declaration of an Alternate Settlement Date under this Agreement including any losses of bargain, cost of funding or, at the election of Purchaser but without duplication, loss or costs incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the Alternate Settlement Date and not made. Purchaser will determine its Loss as of the Alternate Settlement Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. Purchaser may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

                   "Reference Dealer" means a leading dealer in the equity derivatives market selected by the Purchaser in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria Purchaser generally applies at the time in deciding whether to offer or make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

                   "Reference Price", when used with respect to the Settlement Date, means the Closing Price of the Common Stock on January 14, 2002 (or, if such date is not an Exchange Business Day, the next succeeding Exchange Business
Day), and when used with respect to an Alternate Settlement Date, means the Closing Price of the Common Stock on the third Exchange Business Day immediately preceding such Alternate Settlement Date.

                   "Reorganization Event" means (i) any consolidation or merger of the Company, or any surviving entity or subsequent surviving entity of the Company (a "Company Successor"), with or into another entity (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any reclassification of or change in the Common Stock that results in a transfer of or an irrevocable commitment to transfer all of the outstanding shares of Common Stock, (iii) any other takeover offer for shares of Common Stock that results in a transfer of or an irrevocable commitment to transfer all such shares of Common Stock (other than any such shares owned or controlled by the offeror), (iv) any sale, transfer, lease or conveyance to another corporation of the property of the Company or any Company Successor as an entirety or substantially as an entirety, (v) any statutory exchange of securities of the Company or any Company Successor with another corporation (other than in connection with a merger or acquisition) or (vi) any liquidation, dissolution or winding up of the Company or any Company Successor.

                   "Securities Act" means the Securities Act of 1933, as amended.

                   "Settlement Date" means the third Currency Business Day following the date as of which the Reference Price is determined in accordance with the definition thereof.



                                       I.

                               SALE AND PURCHASE

                   1.1 Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell the Covered Contract Shares to Purchaser and Purchaser agrees to purchase the Covered Contract Shares from Seller. The sale of the Covered Contract Shares shall settle on the Settlement Date.

                   1.2 Hedging. (a) Transactions. To hedge its exposure to the Common Stock under this Agreement, Purchaser or an affiliate thereof has or will effect purchases, long sales or short sales of Common Stock or options or other derivatives in respect thereof (or combinations of such transactions).
Purchaser will make a good faith effort to complete such hedging transactions not later than five Exchange Business Days after the date of this Agreement. Promptly after the close of business on the final Hedging Date, Purchaser will provide written notice to Seller of the Initial Price, the Prepayment Amount and the Prepayment Date. Purchaser's calculation of the Initial Price and the Prepayment Amount shall be conclusive absent manifest error. All hedging transactions effected by Purchaser or its affiliate pursuant to this Section 1.2(a) shall be effected by them solely for their benefit and Seller shall not have any financial interest in, or any right to direct the timing or amount of, any such transactions.

                   (b) Adjustments. In the event Purchaser or its affiliate does not complete (in a manner determined by Purchaser in its discretion to be satisfactory) the hedging contemplated by Section 1.2(a) in respect of the Common Stock, Purchaser shall promptly give notice thereof to Seller and upon such notification, at the election of Purchaser (set forth in such notice), either (i) the Contract Shares Number shall be reduced to such number as Purchaser or its affiliate has sufficiently hedged through hedging transactions actually completed (determined by Purchaser in its sole discretion), such revised Contract Shares Number to be set forth in such notice, or (ii) this Agreement shall terminate with the same effect as if the Agreement were never entered into.

                   1.3 Purchase Price. (a) Prepayment. Purchaser shall pay Seller the Prepayment Amount on the first Currency Business Day following the final Hedging Date (the "Prepayment Date"). Payment shall be made in immediately available funds.

                   (b) Number of Contract Shares. Purchaser's obligation to purchase, and Seller's obligation to sell, Contract Shares under this Agreement applies only to the Covered Contract Shares. The number of Covered Contract Shares shall be calculated in accordance with the following provisions:

                           (A) If the Final Value for the Settlement Data is equal to or less than the Lower Percentage times the Initial Value, then the Covered Contract Shares shall be that number of Contract Shares as shall equal the Contract Shares Number.

                           (B) If the Final Value for the Settlement Date is greater than the Lower Percentage times the Initial Value, then the Covered Contract Shares shall be that number of Contract Shares as shall equal the product of (A) the Contract Shares Number and (B) 1.000 minus a fraction (expressed in decimal form) the numerator of which is the Final Value minus
                                                                          -----

                                    90.0% of the Initial Value and the
                                    denominator of which is the Final Value.

                   (c) Delivery of Shares; Fractional Shares. Seller shall deliver the Contract Shares to Purchaser on the Settlement Date (or, if applicable, on any Alternate Settlement Date) in a manner prescribed by Section 8-301 of the New York Uniform Commercial Code. Any Contract Shares or other cash, securities or property delivered pursuant to this Agreement shall be delivered in marketable form without restrictive legends and be freely transferable. If, however, on any Settlement Date or Alternate Settlement Date any fractional shares of Common Stock would otherwise be deliverable to Purchaser, Seller agrees to make a cash payment to Purchaser in respect of such fractional shares of Common Stock in an amount equal to the value thereof the applicable Reference Price.



                                       II.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                   Seller hereby represents and warrants to, and agrees with, Purchaser that:

                   (a) Seller is duly organized and validly existing under the laws of its jurisdiction of incorporation.

                   (b) The execution, delivery and performance by Seller of this Agreement and the Pledge Agreement do not violate or conflict with any law applicable to Seller, any provision of its organizational documents, any order or judgment of any court or other governmental agency applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

                   (c) All governmental and other consents that are required to have been obtained by Seller with respect to this Agreement and the Pledge Agreement, if any, have been obtained and are in full force and effect. Without limitation of the foregoing, Seller has made and will continue to make any and all filings or reports required to be made by it under applicable laws and regulations in connection with its ownership of any Contract Shares.

          (d) This Agreement and the Pledge Agreement have been duly authorized, executed and delivered by Seller and Seller's obligations under this Agreement and the Pledge Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          (e) There is not pending or, to Seller's knowledge, threatened against Seller any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that might affect the legality, validity or enforceability against it of this Agreement or the Pledge Agreement or its ability to perform its obligations hereunder or thereunder.

          (f) The Pledged Contract Shares on the date hereof are freely transferable by Seller under the Securities Act without restriction as to the amount or timing of sale.

          (g) Seller is not in possession of, and does not have special access to, any material non-public information regarding the Company and during the period that Purchaser is effecting hedging transactions pursuant to Section 1.2(a) and on the Settlement Date will not have, and will not have special access to, any such information. Seller is not, and will not become during the term of this Agreement, an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company.

          (h) Seller is not, and will not become during the term of this Agreement, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but treating any securities beneficially owned by Seller that are convertible, exchangeable or exercisable for equity securities of the Company as if they had been converted, exchanged or exercised) of more than five percent of the outstanding shares of any class or series of equity securities issued by the Company. For purposes of this representation, Seller shall be deemed to have beneficial ownership of any securities it beneficially owns within the meaning of said Rule 13d-3 whether such beneficial ownership is direct or indirect and whether it is based on securities individually owned by Seller or securities owned as a member of a "group" within the meaning of Rule 13d-5(b) under the Exchange Act.

          (i) Seller has filed or caused to be filed all tax returns that are required to be filed by Seller and has paid all taxes shown to be due and payable on said returns or on any assessment made against Seller or any of Seller's property and all other taxes, assessments, fees, liabilities or other charges imposed on Seller or any of Seller's property by any governmental authority (other than any taxes, assessments, fees, liabilities or other charges contested by Seller in good faith).

          (j) Seller is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

          (k) (i) Seller is solely responsible for Seller's investment decisions with respect to this Agreement and the Pledge Agreement; and (ii) Seller is not relying on Purchaser or any affiliate thereof in connection with any such decisions, and neither Purchaser nor any such affiliate is acting as an advisor to or fiduciary of Seller in connection with this Agreement or the Pledge Agreement, regardless of whether Purchaser or any such affiliate provides Seller from time to time with market information or views.

          (1) Seller has sufficient knowledge, experience and access to professional advice to make Seller's own legal, tax, accounting and financial evaluation of the merits and risks of Seller entering into this Agreement and the Pledge Agreement, has reviewed the documentation relating to this Agreement and the Pledge Agreement carefully with Seller's financial, legal and tax advisors and has determined that entering into this Agreement and the Pledge Agreement is consistent with Seller's objectives. Without limitation of the foregoing, or of any other provisions of this Agreement, Seller acknowledges and understands that the transactions contemplated by this Agreement may involve complex legal, tax and regulatory considerations that are highly dependent on facts and circumstances related to Seller, that Purchaser has insufficient information regarding such facts and circumstances to determine the legal, tax and regulatory consequences of such transactions for Seller and that Seller, together with its legal, tax and financial advisors, will be solely responsible for determining and evaluating such consequences and making independent decisions with respect to such transactions based on such determinations and evaluations and any other factors or considerations deemed relevant by Seller or its advisors.

          (m) Seller has provided to Purchaser copies of all agreements or contracts to which it is a party, or by which it is bound, that relate to the Pledged Contract Shares or any other Common Stock or any securities that are convertible, exchangeable or exercisable for Common Stock. A list of all such agreements or contracts is attached as Annex B hereto.

          (n) The Pledged Contract Shares and any other shares of Common Stock beneficially owned by Seller, and any securities beneficially owned by Seller that are convertible, exercisable or exchangeable for Common Stock, are not subject to any restrictions on transfer other than those arising under federal or state securities laws and no such shares of Common Stock or other securities are entitled to the benefits of any registration rights agreement or similar agreement.

          (o) Seller acknowledges and agrees that Purchaser has or will hedge its exposure to the Common Stock hereunder as contemplated by Section 1.2(a); that at any time before, on or after the Settlement Date Purchaser may change or alter its hedge position; that such transactions may affect the market price for the Common Stock and thus the amounts payable hereunder; and that, with the exception of its purchase obligation hereunder and its obligations under Section 1.2(a), Purchaser shall have no obligation to purchase or sell, or to refrain from purchasing or selling, the Common Stock or entering into any hedging transaction at any time.

          (p) The information included in each financial statement delivered by Seller to Purchaser pursuant to Section 4.4 hereof will be true and complete in all material respects.


                                     III.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                Purchaser hereby represents to Seller that:

          (a) It is duly organized and validly existing under the laws of the jurisdiction of its organization.

          (b) It has the power to execute and deliver this Agreement and to perform its obligations and has taken all necessary action to authorize such execution, delivery and performance.

          (c) The execution, delivery and performance by Purchaser of this Agreement do not violate or conflict with any law applicable to Purchaser, any provision of its constitutional documents, any order or judgment of any court or other governmental agency applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

          (d) All governmental and other consents that are required to have been obtained by Purchaser with respect to this Agreement, if any, have been obtained and are in full force and effect.

          (e) Purchaser's obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          (f) There is not pending or, to Purchaser's knowledge, threatened against Purchaser any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations hereunder.


                                      IV.

                                   COVENANTS

          4.1 Taxes. Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the entry into this Agreement and the transfer and delivery of any Contract Shares pursuant hereto.

          4.2 Notices. Seller will cause to be delivered to Purchaser:

          (a) Immediately upon the occurrence of any Event of Default hereunder or under the Pledge Agreement, or the occurrence of any event that with giving of notice, lapse of time or both would be such an Event of Default, or upon Seller's obtaining knowledge that any of the conditions or events described in paragraph (a) or (b) of Article VI shall have occurred with respect to the Company, notice of such occurrence; and

          (b) In case at any time prior to the Settlement Date Seller receives notice, or otherwise obtains knowledge, that any event requiring or permitting that an adjustment be effected pursuant to Article V hereof shall have occurred or be pending, then Seller shall promptly cause to be delivered to Purchaser a notice identifying such event and stating, if known to Seller, the date on which such event is to occur and, if applicable, the record date relating to such event. Seller shall cause further notices to be delivered to Purchaser if Seller shall subsequently receive notice, or otherwise obtain knowledge, of any further or revised information regarding the terms or timing of such event or any record date relating thereto.

          4.3 Security for Obligations. Seller shall secure its obligations to Purchaser under this Agreement by executing the Pledge Agreement on the date hereof and delivering thereunder the Pledged Contract Shares.

          4.4 Seller Financial Statements. Seller shall deliver to Purchaser not later than March 31st in each calendar year commencing in 1999, audited consolidated financial statements for its immediately preceding fiscal year certified by independent certified public accountants and prepared in accordance with United States generally accepted accounting principles.

          4.5 Confidentiality. Purchaser considers its participation in the transactions contemplated by this Agreement and the details thereof (collectively, the "Information") to constitute confidential and valuable business information. Accordingly, Seller agrees to keep the Information strictly confidential and not to disclose it (or any portion thereof) to any third party. Seller may, however, disclose any Information to the extent such disclosure is required by law, provided that Seller (i) notifies Purchaser reasonably in advance of any requirement or pending request for the disclosure of any Information, and (ii) prior to disclosure consults with Purchaser as to the advisability of seeking means to preserve the confidentiality of such Information.

          4.7 Further Assurances. From time to time on and after the date hereof through the Settlement Date, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by the Agreement in accordance with the terms and conditions hereof.


                                      V.

            ADJUSTMENT OF INITIAL PRICE AND CONTRACT SHARES NUMBER

          If there shall occur, or if the Company shall declare the terms of, any Potential Adjustment Event, Purchaser will determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the shares of Common Stock and, if so, will (i) make the corresponding adjustment(s), if any, to the Initial Price and/or the Contract Shares Number and, in any case, any other variable relevant to the settlement or payment terms of this Agreement as Purchaser determines appropriate to account for that diluting or concentrative effect and (ii) determine the effective date(s) of the adjustment(s). If there shall occur any Reorganization Event, or if the Company shall announce the terms of any Reorganization Event to which the Company is irrevocably committed, Purchaser will (i) make such adjustments, if any, to the settlement or payment terms of this Agreement as Purchaser determines appropriate to account for such Reorganization Event

(including adjustments to the number and class of securities or other assets to be delivered by Seller on the Settlement Date), and (ii) determine the effective date(s) of the adjustment(s). Purchaser may (but need not) determine the appropriate adjustment(s) in respect of a Potential Adjustment Event or Reorganization Event by reference to the adjustment(s) in respect of such Potential Adjustment Event or Reorganization Event made by an options exchange to options on the Common Stock traded on that options exchange. Purchaser will promptly notify Seller in writing of any adjustments made by it pursuant to this
Article V. In making any such adjustment, Purchaser shall endeavor in good faith to maintain the parties' relative economic positions under this Agreement as they stood immediately prior to such adjustment and all such adjustments shall be conclusive and binding on both parties absent manifest error.


                                      VI.

                                 ACCELERATION

          6.1 Acceleration by Purchaser. If one or more of the following events (each, an "Event of Default") shall occur:

          (a) Seller shall commence a voluntary case or other proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall take any action to authorize any of the foregoing;

          (b) an involuntary case or other proceeding shall be commenced against the Seller seeking relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against the Seller under the federal bankruptcy laws as now or hereafter in effect;

                   (c) any representation made by Seller in Article II hereof or in the Pledge Agreement shall have been untrue in any material respect when made, or at any time prior to the Settlement Date shall become untrue in any material respect;

                   (d) Seller shall fail to perform in any material respect any of its other obligations to Purchaser hereunder, and such failure shall continue for five Currency Business Days after notice thereof;

                   (e) an Event of Default within the meaning of the Pledge Agreement has occurred and is continuing; or

                   (f) there shall occur any Event of Default, Termination Event or Additional Termination Event, with Seller as the affected party, within the meaning of the Master Agreement, dated as of January 11, 1999, between Seller and Purchaser;

then, upon the occurrence of any such event, Seller shall become obligated to deliver on such Currency Business Day as Purchaser may specify (the "Alternate Settlement Date") all of the Covered Contract Shares (calculated, as of the Alternate Settlement Date, in the manner set forth in Section 1.3(b) hereof), and, in addition, such number of Contract Shares as shall have a value equal to the positive difference, if any, between (i) the Market Quotation (or, in the event Market Quotation cannot be determined, Purchaser's Loss); and (ii) the Final Value of the Covered Contract Shares, provided that Seller shall not be obligated to deliver on any Alternate Settlement Date a total number of Contract Shares that exceeds the Contract Shares Number.


                                      VII.

                                 MISCELLANEOUS

                    7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Purchaser shall be directed to it at 4 Broadgate, 7th Floor; London EC2M 7LE, United Kingdom, Telecopy No. 011-44171-972-0771, with a copy to AIG Financial Securities Corp., 100 Nyala Farm, Westport, Connecticut 06880, Attention: Chief Financial Officer (with a copy to the General

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

Counsel), Telecopy No. (203) 222-4780, or to such other address as Purchaser may notify Seller in writing. Notices to Seller shall be directed to it at 10500 Metric Drive, Suite 128, Dallas, Texas 75243, Attention: Chief Financial Officer, Telecopy No. (214) 340-8477, or to such other address as Seller may notify Purchaser in writing.

                   7.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                   7.3 Severability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

                   7.4 Entire Agreement. Except as expressly set forth herein, this Agreement, together with any oral or written confirmations of pricing terms delivered by Purchaser to Seller, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

                   7.5 Amendments; Waivers. Except with respect to oral or written confirmations of pricing terms provided by Purchaser to Seller, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   7.6 No Third Party Rights; Successors and Permitted Assigns.
(a) This Agreement is not intended and shall not be construed to create any rights in any person other than Seller and Purchaser and their respective successors and permitted assigns and no person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All the covenants and agreements herein contained by or on behalf of the Seller and Purchaser shall bind, and inure to the benefit of, their respective successors and permitted assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Purchaser and its successors and permitted assigns.

                   (b) Neither this Agreement nor any interest herein or obligation hereunder may be transferred by Seller without the prior written consent of Purchaser and any purported transfer without such consent will be void.

                   (c) Except as expressly provided herein, neither this Agreement nor any interest herein or obligation hereunder may be transferred by Purchaser without the prior written consent of Seller (other than pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of Purchaser's assets to, another entity) and any purported transfer without such consent will be void. Purchaser may transfer this Agreement or any of its interests herein or obligations hereunder to another of Purchaser's offices, branches or affiliates on two Business Days' prior written notice; provided, however, that (i) if such transfer is to an entity other than the Guarantor, such notice shall be accompanied by a guarantee of the Guarantor of such transferee's obligations in substantially the form of the Guarantee or by an agreement in writing of the Guarantor that such Guarantee will apply to the obligations of such transferee under this Agreement.

                   7.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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

                   IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

                                     SELLER:

                                     TURBOCHEF TECHNOLOGIES, INC.

                                     By:  /s/ Dennis J. Jameson
                                          ------------------------------
                                          Name: DENNIS J. JAMESON
                                          Title: EVD-CFO

                                     PURCHASER:

                                     BANQUE AIG, LONDON BRANCH



                                     By:  /s/ Kristofer Mansson
                                          -----------------------------
                                          Name: KRISTOFER MANSSON
                                          Title: MANAGING DIRECTOR

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